FIRST AMENDMENT TO

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is made and entered into as of this 28th day of January, 2005, by and among ClearStory Systems, Inc. (f/k/a/Insci Corp.), a Delaware corporation (the "Company"), SCP Private Equity Partners II, L.P., a Delaware limited liability partnership ("SCP"), CSSMK, LLC, a Massachusetts limited liability company ("CSSMK"), Selway Partners, LLC ("Selway") and CIP Capital, L.P. ("CIP" and SCP, CSSMK, CIP and Selway collectively, the "Parties").

                                    RECITALS

      WHEREAS, SCP, CSSMK, CIP and the Company entered into a Series C Convertible Preferred Stock Purchase Agreement of even date pursuant to which SCP, CSSMK and CIP agreed to purchase an aggregate of 386,678 shares (which may be increased by 51,557 shares pursuant to the terms of the Series C Convertible Stock Purchase Agreement) of Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock") for an aggregate purchase price of $750,000 (which may be increased by $100,000 pursuant to the terms of the Series C Convertible Stock Purchase Agreement); and

      WHEREAS, on March 31, 2004 the Parties and the Company entered into an Amended and Restated Stockholders Agreement (the "Stockholders Agreement") to set forth their respective rights with respect to the Series C Preferred Shares; and

      WHEREAS, the Company and the Parties wish to enter into this Amendment ("Agreement"); and

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. AMENDMENT OF SECTION 8.7. Section 8.7 of the Stockholders Agreement is amended to read in its entirety as follows:

            " "8.7 SERIES C PREFERRED SHARES" means all shares of the Company's Series C Preferred Stock owned by a Stockholder, regardless of when such shares may have been acquired."

      2. NO OTHER CHANGES. Subject only to the foregoing amendment to Section 8.7., the Stockholders Agreement shall continue in full force and effect in accordance with its terms,

      IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS Agreement as of the date above written.

COMPANY:                              SCP PRIVATE EQUITY PARTNERS II, L.P.

CLEARSTORY SYSYEMS, INC.              BY: SCP PRIVATE EQUITY II GENERAL PARTNER,
                                      L.P., ITS GENERAL PARTNER

By: /s/ Henry F. Nelson               BY: SCP PRIVATE EQUITY II, LLC
    -------------------
Name: Henry F. Nelson
Title: Chief Executive Officer        BY: /s/ Winston J. Churchill
                                          ------------------------
                                          Name: Winston J. Churchill
                                          Title: a manager


                                      SELWAY PARTNERS, LLC


                                      By: /s/ Yaron Eitan
                                          ---------------
                                      Name: Yaron Eitan


                                      CIP CAPITAL, L.P.
                                      BY: CIP CAPITAL MANAGEMENT, INC., ITS
                                      GENERAL PARTNER


                                      By: /s/ Edward J. Carey
                                          -------------------
                                      Name: Edward J. Carey


                                      CSSMK, LLC


                                      By: /s/ Henry F. Nelson
                                          -------------------
                                      Name: Henry F. Nelson
                                      Title: Manager